Exhibit 1.1

DOCEBO INC.

US$200,000,000

EQUITY DISTRIBUTION AGREEMENT

January 4, 2022

Canaccord Genuity LLC

99 High Street, Suite 1200

Boston, Massachusetts 02110

ATB Capital Markets USA Inc.

Suite 555, 100 Fillmore Street

Denver, Colorado 80206

Ladies and Gentlemen:

Docebo Inc., an Ontario corporation (the “Company”) and Intercap Equity Inc., an Ontario corporation (the “Selling Shareholder”), each confirms its agreement (this “Agreement”) with Canaccord Genuity LLC (“Canaccord”) and ATB Capital Markets USA Inc. (“ATB” and together with Canaccord, the “Agents”), as sales agents hereunder, for whom Canaccord is acting as representative of the Agents (the “Representative”), as follows:

1. Issuance and Sale of Shares. The Selling Shareholder proposes to sell, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, through the Agents, acting as sales agents, the Company’s common shares that are listed on the Nasdaq Stock Market under the symbol “DCBO” (the “Common Shares”) having an aggregate offering price of up to US$200,000,000 (the “Shares”). The Shares will be sold on the terms set forth herein at such times and in such amounts as the Selling Shareholder and the Agents shall agree from time to time. The sale of the Shares through the Agents will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”).

2. Placements.

(a) Placement Notice. Each time that the Selling Shareholder wishes to sell Shares hereunder (each, a “Placement”), it will notify the Agents and the Company by email notice (or other method mutually agreed to in writing by the parties) containing the parameters within which it desires to sell the Shares, which shall at a minimum include the number of Shares (“Placement Shares”) to be sold, the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), a form of which shall be mutually agreed upon by the Selling Shareholder and the Agents. The Placement Notice shall originate from any of the individuals (each an “Authorized Representative”) from the Selling Shareholder set forth on Schedule 1 (with a copy to each of the other individuals from the Selling Shareholder listed on such schedule and each of the individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Agents set forth on Schedule 1 attached hereto, as such Schedule 1 may be amended from time to time. The Placement Notice shall be effective upon confirmation by the Agents unless and until (i) the Agents decline to accept the terms contained therein for any reason, in the sole discretion of the Representative, in accordance with the notice requirements set forth in Section 4, (ii) the entire amount of the Placement Shares have been sold, (iii) the Selling Shareholder suspends or terminates the Placement Notice in accordance with the notice requirements set forth in Section 4, (iv) the Selling Shareholder issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (v) the Agreement has been terminated under the provisions of Section 13.

(b) Placement Fee. The amount of compensation (the “Placement Fee”) to be paid by the Selling Shareholder to the Agents with respect to each Placement (in addition to any expense reimbursement) shall be set forth in the Placement Notice and be up to 3.0% of gross proceeds from each Placement.

(c) No Obligation. It is expressly acknowledged and agreed that neither the Selling Shareholder nor the Agents will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Selling Shareholder delivers a Placement Notice to the Agents, and then only upon the terms specified therein and herein. It is also expressly acknowledged that the Agents will be under no obligation to purchase Shares on a principal basis. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice control.

3. Sale of Placement Shares by the Agents. Subject to the terms and conditions of this Agreement, upon the Selling Shareholder’s issuance of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Agents will use their commercially reasonable efforts consistent with its normal trading and sales practices to sell on behalf of the Selling Shareholder and as agent, such Placement Shares up to the amount specified during the time period specified, and otherwise in accordance with the terms of such Placement Notice. The Selling Shareholder acknowledges that the Agents will conduct the sale of Placement Shares in compliance with applicable law, rules and regulations including, without limitation, all applicable United States state and federal securities laws, including the United States Securities Act of 1933, as amended (the “Securities Act”), the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including Regulation M thereunder) and the rules of the Nasdaq Global Select Market (“Principal Trading Market”) and that such compliance may include a delay in commencement of sales efforts after receipt of a Placement Notice. The Agents will provide written confirmation to the Selling Shareholder no later than the opening of the Trading Day next following the Trading Day on which they have made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Selling Shareholder to the Agents with respect to such sales, and the Net Proceeds (as defined below) payable to the Selling Shareholder. Subject to the terms and conditions of the Placement Notice, the Agents may offer and sell Placement Shares (i) in privately negotiated transactions with the consent of the Selling Shareholder, (ii) as block transactions, or (iii) by any other method permitted by law deemed to be an “at the market offering” under Rule 415 under the Securities Act, including without limitation sales made directly on or through the Principal Trading Market, on any other existing trading market for the Common Shares, sales to or through a market maker other than on an exchange or in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices. During the term of this Agreement, and notwithstanding anything to the contrary herein, the Agents agree that in no event will they or any of their affiliates engage in any market making, bidding, stabilization or other trading activity with regard to the Common Shares if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act. Notwithstanding anything to the contrary set forth in this Agreement or a Placement Notice, each of the Company and the Selling Shareholder acknowledges and agrees that (i) there can be no assurance that the Agents will be successful in selling any Placement Shares or as to the price at which any Placement Shares are sold, if at all, and (ii) the Agents will incur no liability or obligation to the Company or the Selling Shareholder or any other person or entity if they do not sell Placement Shares for any reason other than a failure by the Agents to use their commercially reasonable efforts consistent with its normal trading and sales practices to sell on behalf of the Company or the Selling Shareholder and as agent such Placement Shares as provided under this Section 3. For the purposes hereof, “Trading Day” means any day on which the Principal Trading Market is open for trading.

4. Suspension of Sales. The Selling Shareholder or the Agents may, upon notice to the other party in writing, by telephone (confirmed immediately by verifiable facsimile transmission or e-mail) or by e-mail notice (or other method mutually agreed to in writing by the parties), suspend any sale of Placement Shares; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. The Selling Shareholder and the Agents agree that no such notice shall be effective against the other party unless it is made to one of the individuals named on Schedule 1 hereto (including an Authorized Representative of the Company), as such Schedule may be amended from time to time. Notwithstanding any other provision of this Agreement, the Selling Shareholder and the Agents agree that the Selling Shareholder shall not deliver any Placement Notice to the Agent or offer or sell, or instruct the Agents to offer or sell, any Shares, and the Agent shall not be obligated to place any Shares, in each case (i) during any period in which the Selling Shareholder is, or could be deemed to be, in possession of material non-public information, (ii) at any time commencing on the beginning of the Company’s quarterly “black out” period applicable to the Selling Shareholder as then in effect, and through and including the later of the end of such quarterly “black out” period as prescribed in the Company’s insider trading policy then in effect or (iii) at any time when the Company provides notice in writing to the Selling Shareholder and the Agents of the imposition of any special “black out” period applicable to the Selling Shareholder or the suspension of use of the Registration Statement (as defined herein).

5. Settlement.

(a) Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the second (2nd) Business Day (or such earlier day as is agreed by the parties to be industry practice for regular-way trading) following the date on which such sales are made (each a “Settlement Date”). The amount of proceeds to be delivered to the Selling Shareholder on a Settlement Date against the receipt of the Placement Shares sold (“Net Proceeds”) will be equal to the aggregate sales price at which such Placement Shares were sold, after deduction for (i) the Placement Fee or other compensation for such sales payable by the Selling Shareholder to the Agents, as the case may be, pursuant to Section 2 hereof, as the case may be, (ii) any other amounts due and payable by the Selling Shareholder to the Agents hereunder pursuant to Section 8(g) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(b) Delivery of Shares. On each Settlement Date, the Selling Shareholder will, or will cause the Company’s transfer agent to, electronically transfer the Placement Shares being sold by crediting the Agents’ respective accounts or their respective designee’s account at The Depository Trust Company or by such other means of delivery as may be mutually agreed upon by the parties hereto and, upon receipt of such Placement Shares, which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form, the Agents will, on each Settlement Date, deliver the related Net Proceeds in same day funds delivered to an account designated by the Selling Shareholder prior to the Settlement Date. If the Selling Shareholder defaults in its obligation to deliver Placement Shares on a Settlement Date, the Selling Shareholder agrees that in addition to and in no way limiting the rights and obligations set forth in Section 11 hereto, it will (i) hold the Agents harmless against any loss, claim, damage, or expense (including legal fees and expenses), as incurred, arising out of or in connection with such default by the Selling Shareholder and (ii) pay to the Agents any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

The Agents shall provide written confirmation to the Selling Shareholder following the close of trading on the Principal Market on each Trading Day on which Shares are sold under this Agreement on an agented basis setting forth the number of Shares sold on such day, the number of Shares sold at each price, the aggregate gross sales proceeds of the Shares, the aggregate Net Proceeds to the Selling Shareholder and the aggregate compensation payable by the Selling Shareholder to the Agents with respect to such sales.

6. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Agents that, unless such representation or warranty specifies a different time, as of the date of this Agreement:

(a) Registration Statement and Prospectus. The Common Shares are registered pursuant to Section 12(b) of the Exchange Act, and the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission (the “Commission Documents”) since the Company has been subject to the requirements of Section 12 of the Exchange Act, and all of such filings required to be filed within the last 12 months have been made on a timely basis. The Common Shares are currently quoted on the Principal Trading Market under the trading symbol “DCBO”. The Company and the transactions contemplated hereby meet the requirements for use of Form F-3 under the Securities Act and the rules and regulations thereunder (“Rules and Regulations”), including but not limited to the transaction requirements for an offering made by the issuer set forth in Instruction I.B.1 to Form F-3. The Company has prepared and filed, or will prepare and file, with the Commission a registration statement on Form F-3 with respect to the Shares to be offered and sold by the Selling Shareholder pursuant to this Agreement. Such registration statement, at any given time, including the amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form F-3 under the Securities Act at such time and the documents otherwise deemed to be a part thereof or included therein by the rules and regulations under the Securities Act, is herein called the “Registration Statement.” The Registration Statement, including the prospectus contained therein (together with any prospectus supplement, in each case, as from time to time amended or further supplemented, the “Prospectus”) has been or will be prepared by the Company in conformity, in all material respects, with the requirements of the Securities Act and all applicable Rules and Regulations and has been or will be filed with the Commission in the manner and time frame required by the Securities Act and the Rules and Regulations. Any amendment or supplement to the Registration Statement or Prospectus required by this Agreement will be so prepared and filed by the Company and, as applicable, the Company will use commercially reasonable efforts to cause it to become effective as soon as reasonably practicable. No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission. No order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus (as defined herein) has been issued by the Commission. Copies of all filings made by the Company under the Securities Act and all Commission Documents that were filed with the Commission have either been delivered to the Agents or are available to the Agents on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”). Any reference herein to the Registration Statement, the Prospectus, or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated (or deemed to be incorporated) by reference therein pursuant to Item 12 of Form F-3 under the Securities Act, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For the purposes of this Agreement, the “Applicable Time” means, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement.

(b) No Misstatement or Omission. The Registration Statement, when such part became or becomes effective, at any deemed effective date pursuant to Rule 430B(f)(2) on the date of filing thereof with the Commission and at each Applicable Time and Settlement Date, and the Prospectus, on the date of filing thereof with the Commission and at each Applicable Time and Settlement Date, conformed or will conform in all material respects with the requirements of the Securities Act and the Rules and Regulations; each part of the Registration Statement, when such part became or becomes effective, did not or will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading; and the Prospectus, on the date of filing thereof with the Commission, and the Prospectus and any applicable Issuer Free Writing Prospectus(es) issued at or prior to such Applicable Time, taken together (collectively, and with respect to any Shares, together with the public offering price of such Shares, the “Disclosure Package”) and at each Applicable Time and Settlement Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements or omissions in any such document made in reliance on information furnished in writing to the Company by the Agents through the Representative expressly stating that such information is intended for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or in any Issuer Free Writing Prospectus(es).

(c) Conformity with Securities Act and Exchange Act. The documents incorporated by reference in the Registration Statement or the Prospectus, or any amendment or supplement thereto, when they became effective under the Securities Act or were filed with the Commission under the Exchange Act, as the case may be, conformed in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Registration Statement or the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading; provided however, that this representation and warranty shall not apply to any statements or omissions (a) that have been corrected in a filing that has been incorporated by reference in the Prospectus prior to the relevant Applicable Time or (b) made in reliance on information furnished in writing to the Company by the Agents through the Representative expressly stating that such information is intended for use in any such document.

(d) Company Not Ineligible Issuer; Free Writing Prospectuses. At the time of filing the Registration Statement and any post-effective amendment thereto and at the date hereof, the Company was not and is not an “ineligible issuer,” pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, in connection with the transactions contemplated herein pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. The Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(e) No Material Changes. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as otherwise disclosed in the Registration Statement and the Prospectus: (a) there has been no material adverse change, or any development involving a prospective material adverse change, in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Company and each of Docebo NA, Inc., Docebo UK Limited, Docebo S.p.A., Docebo EMEA FZ-LLC, Docebo France Société par Actions Simplifiée, Docebo DACH GmbH and any subsidiaries formed after the date hereof and prior to each respective Settlement Date (collectively, the “Subsidiaries”), taken as a whole and as a going concern (“Condition of the Company”); (b) there have been no transactions entered into by the Company or any of the Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and the Subsidiaries taken as a whole; and (c) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its shares.

(f) Organization. The Company and each of its Subsidiaries is a valid and subsisting corporation, duly incorporated, continued or amalgamated and in good standing under the laws of their respective jurisdictions of formation, incorporation, continuation or amalgamation and have all requisite power, capacity and authority to carry on their business as now conducted or contemplated to be conducted and to own, lease and operate their property and assets and, in the case of the Company, to execute, deliver and perform its obligations hereunder; and, no proceedings have been taken or authorized by the Company or its shareholders or to the knowledge of the Company, any other person, with respect to the bankruptcy, insolvency, liquidation, dissolution or winding up of the Company.

(g) Capitalization. All of the outstanding Common Shares of the Company have been duly authorized and are validly issued, fully paid and non-assessable. All of the issued and outstanding shares of, or other equity interests in, the Subsidiaries have been duly and validly authorized and issued, are fully paid and non-assessable, and, except as otherwise disclosed in the Registration Statement and the Prospectus, are free and clear of any mortgage, charge, pledge, hypothec, claim, security interest, assignment, lien (statutory or otherwise), restriction on transfer, or other encumbrance of any nature, including any arrangement or condition which, in substance, secures payment or performance of an obligation (“Lien”), whatsoever. The issued share capital of the Company, including the Common Shares, conforms in all material respects to the description thereof contained in the Registration Statement and the Common Shares, including the Shares, will conform to the description thereof contained in the Prospectus as amended or supplemented.

(h) No Registration Rights. Except as disclosed in Registration Statement, the Prospectus and the Disclosure Package, and contracts, agreements or understandings expired in accordance with their terms prior to the date of this Agreement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act or to file a prospectus under the Securities Act (Ontario) and the securities legislation applicable in each of the other provinces and territories of Canada and the rules, regulations, and national, multi-jurisdictional or local instruments, policy statements, published policies, notices, blanket rulings, and orders of any federal or provincial securities commissions (collectively, the “Canadian Securities Laws”) with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the in the transactions contemplated hereunder by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares.

(i) Regulatory Consents. In connection with the offering and sale of the Shares in the manner contemplated in this Agreement and in the Registration Statement and the Prospectus, the Company will have complied with all requirements applicable to it, and obtained all consents and waivers required to be obtained by it, on or prior to any such sale as may be required under Canadian Securities Laws, U.S. federal and state securities laws, the Rules and Regulations, the rules of FINRA, the rules of the Nasdaq Global Select Market and the Nasdaq Stock Market LLC, and the rules and regulations of the Toronto Stock Exchange.

(j) Enforceability. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (a) as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally, (b) as limited by the application of equitable principles when equitable remedies are sought, (c) that rights to indemnity and contribution may be limited under applicable law, and (d) that provisions that attempt to sever any provision which is prohibited or unenforceable under applicable law without affecting the enforceability or validity of the remainder of the agreement would be determined only in the discretion of the court.

(k) No Conflicts. Neither the Company nor any of its Subsidiaries is in violation or default of, nor will the execution and delivery of this Agreement, and the performance by the Company of its obligations hereunder, result in a breach or violation of, or be in conflict with, or constitute a default under, or create a state of facts which after notice or lapse of time, or both, would constitute a default under, or result in the imposition of any Lien upon any property or assets of the Company or its Subsidiaries pursuant to:

(i) any of the terms, conditions or provisions of the articles or by-laws of the Company or any of its Subsidiaries, or any resolution of their respective directors or shareholders;

(ii) any law applicable to the Company or its Subsidiaries;

(iii) any judgement, decree, order or award of any court, governmental entity or arbitrator having jurisdiction over any of the Company or its Subsidiaries, of which the Company or its Subsidiaries are aware; or

(iv) any agreement, license, authorization or permit necessary for the conduct of their businesses, to which any of the Company or its Subsidiaries is party or bound or to which any of the business, operations, property or assets of the Company or its Subsidiaries is subject;

which violation or default would, individually or in the aggregate: (i) result in a material adverse effect on the Condition of the Company or (ii) materially impair the ability of the Company to perform its obligations under this Agreement.

(l) Preemptive Rights. Except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package, no person (except for the Agents hereunder) has an agreement (oral or written) or option, right or privilege (whether pre-emptive or contractual) capable of becoming an agreement for the subscription or issuance by Company of any unissued shares of the Company, or for the purchase or acquisition, outside of the ordinary course of business, of any material assets or material property of any kind of the Company or any of its Subsidiaries. Other than the Company or any of its Subsidiaries pursuant to inter-company arrangements, no person has an agreement (oral or written) or option, right or privilege (whether pre-emptive or contractual) capable of becoming an agreement for the subscription or issuance by any Subsidiary of any unissued shares of the Subsidiary.

(m) Compliance with Laws. Neither the Company nor any of its Subsidiaries is in violation of any laws, other than violations which would not individually or in the aggregate reasonably be expected to have a material adverse effect on the Condition of the Company.

(n) Consents and Permits. Except as otherwise disclosed in the Registration Statement and the Prospectus, the Company and its Subsidiaries possess all licenses, permits, franchises, certificates, registrations and authorizations necessary to conduct their business and own their property and assets and are not in default or breach of any of the foregoing, except for failure to possess, defaults or breaches which would not individually or in the aggregate reasonably be expected to have a material adverse effect on the Condition of the Company.

(o) No Violations or Default. Except those that would not reasonably be expected to have a material adverse effect on the Condition of the Company, neither the Company nor any of its Subsidiaries is in breach of, conflict with, or default under, and no event or omission has occurred which after notice or lapse of time or both, would constitute a breach of, conflict with, or default under, or would result in the acceleration or maturity of any material indebtedness or other material liabilities or obligations under any mortgage, hypothec, note, indenture, contract, agreement (written or oral), instrument, lease, license or other document to which it is a party or is subject or by which it is bound.

(p) Legal Proceedings. Except as disclosed in the Registration Statement, Prospectus and Disclosure Package, there is no action, suit or proceeding before or by any governmental entity now pending or, to the knowledge of the Company, threatened against the Company, its Subsidiaries or any of their properties or assets (collectively, “Proceedings”) that would reasonably be expected to have a material adverse effect on the Condition of the Company or the consummation of the transactions contemplated in this Agreement, and the aggregate of all pending Proceedings, including routine litigation, would not reasonably be expected to have a material adverse effect on the Condition of the Company if determined unfavorably.

(q) Off-Balance Sheet Arrangements. Except as disclosed in the Registration Statement and the Prospectus, there are no off-balance sheet transactions, arrangements, obligations (including contingent obligations) or other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the financial condition, changes in financial condition, results of operations, earnings, cash flow, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses of the Company or that would reasonably be expected to be material to an investor in making a decision to purchase Shares.

(r) Indebtedness. Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any of its Subsidiaries has outstanding any debentures, notes, mortgages or other indebtedness that is material to the Company and its Subsidiaries, taken as a whole.

(s) Contingent Liabilities. Except as disclosed in the Registration Statement and the Prospectus, the Company does not have any contingent liabilities that would be required to be disclosed under IFRS (as defined below), in excess of the liabilities that are either reflected or reserved against in the Company’s financial statements which would reasonably be expected to be material to the Condition of the Company.

(t) Taxes. Except with respect to matters which would not reasonably be expected to have a material adverse effect on the Condition of the Company: (a) all income tax returns of the Company and its Subsidiaries required by law to be filed in any jurisdiction have been filed, all such returns are complete and accurate and all taxes shown on such returns or otherwise assessed which are due and payable have been paid, except tax assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided; (b) all other tax returns of the Company and its Subsidiaries required to be filed pursuant to any applicable law have been filed, all such returns are complete and accurate and all taxes shown on such returns or otherwise assessed which are due and payable have been paid, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided; (c) the Company has made installments of taxes as and when required; and (d) the Company has duly and timely withheld from any amount paid or credited by it to or for the account or benefit of any person, including any employee, officer, director, or non-resident person, the amount of all taxes and other deductions required by applicable law to be withheld and has duly and timely remitted the withheld amount to the appropriate taxing or other authority and has duly and timely issued tax reporting slips or returns in respect of any amount so paid or credited by it as required by applicable law.

(u) Director and Employee Plans. The Registration Statement and the Prospectus disclose, to the extent required by applicable U.S. federal and state securities laws, each material plan for retirement, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, incentive or otherwise contributed to or required to be contributed to, by the Company for the benefit of any current or former director, officer, employee or consultant of the Company.

(v) Pension Plans. The Company has no pension, retirement or similar plans relating to current or former employees, officers or directors of the Company or any of its Subsidiaries, whether written or oral.

(w) Employment Laws; Labour Disputes. Except as would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the Condition of the Company, (a) each of the Company and its Subsidiaries is in compliance with the provisions of applicable federal, provincial, state, local and foreign laws and regulations respecting employment; (b) no labour dispute (including any strike, lock-out or work slow-down or stoppage) with the current or former employees of the Company of any of its Subsidiaries exists or is pending or, to the knowledge of the Company is threatened or imminent, and the Company has no knowledge of any existing or imminent labour disturbance by the employees of the Company’s or the Subsidiaries’ principal suppliers, value-added resellers or agents that would impact the Company; (c) the labour relations of the Company and its Subsidiaries are satisfactory; and (d) no union has been accredited or otherwise designated to represent any employees of the Company or its Subsidiaries and, to the knowledge of the Company, no accreditation request or other representation question is pending with respect to the employees of the Company or its Subsidiaries and no collective agreement or collective bargaining agreement or modification thereof has expired or is in effect in any of the premises of the Company or its Subsidiaries and none is currently being negotiated by the Company or its Subsidiaries.

(x) Title to Property; Leases. (a) Except for Company IP (as defined below), which is addressed separately, the Company and its Subsidiaries have good and marketable title to the material property and assets owned by them and hold valid leases in all material property leased by them, in each case, free and clear of all Liens other than those which would not individually or in the aggregate reasonably be expected to have a material adverse effect on the Condition of the Company; (b) except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any of its Subsidiaries owns any real property and none has entered into any agreement to acquire any real property; (c) the Company has not received any notice or other communication from the owner or manager of any of its leased material properties that the Company or any of its Subsidiaries is not in compliance with any material term or condition of its lease, and to the knowledge of the Company, no such notice or other communication is pending or has been threatened; and (d) all material tangible assets of the Company and its Subsidiaries are in good working condition and repair except as would not individually or in the aggregate reasonably be expected to have a material adverse effect on the Condition of the Company.

(y) Insurance. (a) The Company and its Subsidiaries maintain insurance policies with reputable insurers against risks of loss of or damage to their properties, assets and business of such types and in such amounts as are customary in the case of entities engaged in the same or similar businesses and the Company and its Subsidiaries are not in default in any material respect under any such policies; (b) neither the Company nor its Subsidiaries has received notice from any insurer or agent of such insurer that material capital improvements or other expenditures will have to be made in order to continue such insurance; and (c) all such insurance is outstanding and in full force and effect and neither the Company nor the Subsidiaries has received any notice of cancellation or proposed cancellation relating to such insurance.

(z) Environmental Laws. Except as would not individually or in the aggregate reasonably be expected to have a material adverse effect on the Condition of the Company: (a) neither the Company nor any of its Subsidiaries is in violation of any applicable law relating to pollution or occupational health and safety, the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including laws relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (b) to the knowledge of the Company, there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, Liens, notices of non-compliance or violation, investigation or proceedings relating to any Environmental Laws against the Company or any of its Subsidiaries and (c) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(aa) Government Officials. (a) None of the Company or its Subsidiaries or affiliates, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent or representative of the Company or of any of its Subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption statute or regulation; (b) the Company and its Subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption statutes and regulations and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (c) Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, provincial, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement or the Prospectus, or any related amendment thereto.

(bb) Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(cc) Sanctions. (a) None of the Company, any of its Subsidiaries, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its Subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), or

(ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(b) The Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions. For the past five years, the Company and each of its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(dd) Title to Intellectual Property. The Company or its Subsidiaries, as the case may be, is the legal and beneficial owner of, has good and marketable title to, the right to use and exploit, and owns all rights, title and interest in all Company IP free and clear of all Liens except for covenants, conditions, options to purchase and restriction, except where the failure to so own, use or exploit would not result in a material adverse effect on the Condition of the Company. “Company IP” means the following intellectual property that is owned by the Company or its Subsidiaries, whether through development, creation, conception or acquisition: (a) trademarks, including brand names, business names, trade names, registered and unregistered trademarks, service marks, certification marks, distinguishing guises, trade dress, get-up, logos and other indications of origin; (b) patents, including patents, patent rights (including design patents and industrial designs) and related applications; (c) copyrights, writings and other copyrightable works of authorship, including computer programs, data bases and related documentation, maskworks and integrated circuit topographies; and (d) trade secrets (proprietary and non-public business information) including know-how, inventions, discoveries, improvements, concepts, ideas, methods, processes, designs, formulae, technical data, drawings, specifications, research and development information, customer lists, and business plans and marketing plans.

(ee) Intellectual Property Actions, Infringement. Except as would not reasonably be expected to have a material adverse effect on the Condition of the Company: (a) no action, suit, proceeding or claim is pending, nor have the Company or its Subsidiaries received any notice or claim (whether written, oral or otherwise), challenging the ownership, validity or right to use any of the Company IP or suggesting that any other person has any claim of legal or beneficial ownership or other claim or interest with respect to Company IP; (b) to the knowledge of the Company, there is no Company IP being used or enforced by the Company or any of its Subsidiaries in a manner that would result in its abandonment, cancellation or unenforceability; and (c) to the knowledge of the Company, no person is infringing upon, violating or misappropriating any material Company IP and neither the Company nor any of its Subsidiaries is a party to any action or proceeding that alleges that any person has infringed, violated or misappropriated any Company IP.

(ff) Intellectual Property Licenses. Except in each case as would not reasonably be expected to have a material adverse effect on the Condition of the Company, and except in relation to open source software or commercially available off-the-shelf software: (a) each of the Company and its Subsidiaries, as applicable, have entered into valid and enforceable written agreements in respect of their licensed intellectual property; (b) the Company or its Subsidiaries has been granted licenses and permission to use, reproduce, sub-license, sell, modify, update, enhance or otherwise exploit the licensed intellectual property to the extent required to conduct the business of the Company and its Subsidiaries (including, if required, the right to incorporate such licensed intellectual property into the Company IP); and (c) all license agreements in respect to any licensed intellectual property that is material to the business of the Company are in full force and effect and none of the Company or its Subsidiaries is in default of any of their material obligations thereunder.

(gg) Confidentiality and Non-Disclosure Agreements. Except in each case as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Condition of the Company: (a) to the extent any Company IP was invented, developed, modified, created, conceived, supported or reduced to practice, in whole or in part, by current or past employees or independent contractors of the Company or any of its Subsidiaries, the Company and its Subsidiaries have obtained written agreements providing for confidentiality, non-disclosure and assignment of inventions executed by all of such employees and independent contractors; and (b) the Company and Subsidiaries treat their software products, including all source code therein, as confidential and proprietary business information and have taken commercially reasonable steps to protect the source code as trade secrets.

(hh) Third Party Intellectual Property Actions. Except in each case as would not reasonably be expected to have a material adverse effect on the Condition of the Company: (i) neither the Company nor any of its Subsidiaries is a party to any action or proceeding; and (ii) to the knowledge of the Company, there are no actions or proceedings threatened, in each case that allege that the Company or its Subsidiaries has infringed, violated or misappropriated any intellectual property of any person.

(ii) Cybersecurity. Except in each case as would not reasonably be expected to have a material adverse effect on the Condition of the Company, the Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted. The Company and its Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to control risks and to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability, and there are no material incidents under internal review or investigations relating to the same. Except as would not reasonably be expected to have a material adverse effect on the Condition of the Company, the Company and its Subsidiaries presently comply, and have complied at all times, with all applicable laws, statutes, and industry standards, and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority (including, but not limited to, the European Union General Data Protection Regulation, the Canadian Personal Information Protection and Electronic Documents Act, and the Payment Card Industry Data Security Standard, where applicable), and internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification. The Company and its Subsidiaries have entered into data processing agreements compliant in all material respects with all applicable laws relating to the privacy and security of IT Systems and Personal Data with each of its subscribers, and the Company has implemented compliance measures to ensure that its subscribers are in material compliance with the terms of such data processing agreements.

(jj) No Material Changes. Except for the transactions contemplated by this Agreement, or as otherwise disclosed in the Prospectus, Registration Statement and Disclosure Package, since December 31, 2021:

(i) there has not been any material change (actual, anticipated, contemplated or threatened, whether financial or otherwise) in the Condition of the Company;

(ii) there has not been any material change in the capital stock or long-term or short-term debt of the Company determined on a consolidated basis; and

(iii) there has been no transaction out of the ordinary course of business that is material to the Company and its Subsidiaries taken as a whole.

(kk) Directors and Officers. To the knowledge of the Company, none of the Company’s directors or officers is now, or has ever been, subject to an order or ruling of any securities regulatory authority or stock exchange prohibiting such individual from acting as a director or officer of a public company or of a company listed on any stock exchange.

(ll) Minute Books. The minute books and corporate records of the Company and its Subsidiaries made available to Stikeman Elliott LLP, Canadian counsel to the Agents, and Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel to the Agents, for the periods from their respective dates of incorporation, continuance or amalgamation, as the case may be, to the date of examination thereof are the original minute books and records of the Company and its Subsidiaries and contain, in all material respects, all proceedings of the shareholders, the board of directors and all committees of the board of directors of the Company and its Subsidiaries.

(mm) Underwriter Agreements. Except for this Agreement, the Company is not a party to any agreement with an agent or underwriter for any other “at the market” transaction.

(nn) Broker/Dealer Relationships. Neither the Company nor the Subsidiaries or any related entities (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a FINRA member” or “associated person of a FINRA member” (within the meaning of Article I of the Bylaws of the FINRA).

(oo) No Integration. The Company has not sold or issued any securities that would be integrated with the sale of the Shares contemplated by this Agreement pursuant to the Securities Act or the Rules and Regulations.

(pp) Independent Public Accountants. The Company’s former auditors, PricewaterhouseCoopers LLP (“PwC”) were during the period they served as the Company’s auditors, and the Company’s current auditors KPMG LLP (“KPMG”) are, independent public accountants as required under Canadian Securities Laws and are an independent registered public accounting firm within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States), and there has not been any disagreement (within the meaning of National Instrument 51-102 – Continuous Disclosure Obligations) with the present or any former auditors of the Company.

(qq) Prospectus Disclosure. The statements set forth in the Prospectus under the caption “Description of Common Shares” insofar as they purport to constitute a summary of the terms of the Shares, and under the caption “Plan of Distribution,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete.

(rr) eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ss) Financial Information. (a) The financial statements (including the related notes thereto and the supporting schedules) of the Company and the Subsidiaries, set forth or incorporated by reference in the Registration Statement, Prospectus and Disclosure Package, have been and will be prepared in accordance with International Financial Reporting Standards (“IFRS”) consistently applied at the times and during the periods covered thereby (except (i) as may be otherwise indicated in such financial statements or the notes thereto, and (ii) in the case of unaudited interim statements, subject to normal year-end audit adjustments and the exclusion or condensing of certain footnotes), and fairly present in all material respects and will fairly present in all material respects the financial position of the Company as of the dates indicated and the results of its operations and the changes in its cash flows for the periods specified (subject, in the case of unaudited statements, to normal year-end adjustments); (b) the other financial information included or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure

Package has been derived from the accounting records of the Company and its Subsidiaries and presents fairly in all material respects the information shown thereby; and (c) the Company does not have any material liabilities or obligations, direct or contingent, which are not disclosed in the Registration Statement, Prospectus and Disclosure Package, as of the date of filing of those documents. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Disclosure Package or the Prospectus under the Securities Act or the Rules and Regulations.

(tt) Disclosure Controls; Accounting Controls. Except as otherwise disclosed in the Registration Statement and the Prospectus, the Company has established and maintains a system of “disclosure controls and procedures” and “internal control over financial reporting” as required by Rule 13a-15(e) under the Exchange Act, NI 52-109 and Canadian Securities Laws (and subject to applicable exemptions therefrom), which are effective in all material respects to perform the functions for which they were established. Based on the most recent evaluation of its internal controls over financial reporting, the Company is not aware, and has not been advised by its auditors, of any “material weakness”.

(uu) Stabilization. Neither the Company nor any of its Subsidiaries has taken, and the Company and its Subsidiaries will not take, any action which constitutes stabilization or manipulation of the price of the Shares or any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act) of the Company.

(vv) Sarbanes-Oxley. The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and all applicable rules and regulations promulgated thereunder or implementing provisions thereof (the “Sarbanes-Oxley Act”).

(ww) Investment Company Act. Neither the Company nor any of its Subsidiaries is (a) required to register as an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder, or (b) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(xx) ERISA. Except as would not reasonably be expected to result in a material adverse change to the Condition of the Company, (a) the Company and each of its Subsidiaries are in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); (b) no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; (c) the Company has not incurred and does not expect to incur liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (B) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and (d) each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(yy) Dividends. With the exception of withholding tax levied under the Income Tax Act (Canada), under the current laws and regulations of Canada and the Province of Ontario all dividends and other distributions declared and payable on the Shares in cash may be freely remitted out of Canada and may be paid in, or freely converted into, United States dollars, in each case without there being required any consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in Canada; and except as disclosed in the Registration Statement and the Prospectus, all such dividends and other distributions paid by the Company will not be subject to withholding under the laws and regulations of Canada.

(zz) Stamp Taxes. No stamp, documentary, issuance, registration, transfer or other similar taxes or duties are payable by or on behalf of the Agents, the Company, any of its Subsidiaries or the Selling Shareholder under the laws of Canada in connection with (i) the execution, delivery or consummation of this Agreement and (ii) the sale and delivery of the Shares to the Agents or purchasers procured by the Agents, or (iii) the resale and delivery of the Shares by the Agents in the manner contemplated herein.

(aaa) PFIC Status. Subject to the qualifications, limitations, exceptions and assumptions set forth in, and except as otherwise disclosed in, the Registration Statement and the Prospectus, the Company does not believe that it was a passive foreign investment company, as defined in section 1297 of the Internal Revenue Code of 1986, as amended, for its taxable year ending December 31, 2021.

(bbb) Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(ccc) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(ddd) Related Party Transactions. There are no business relationships or related-party transactions involving the Company, any of the Subsidiaries or any other person required to be described in the Registration Statement, the Prospectus and the Disclosure Package, which have not been described as required. The Disclosure Package contains in all material respects the description of the matters set forth in the preceding sentence contained in the Prospectus as required by applicable law.

(eee) No Misstatement or Omission in an Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus as of the Applicable Time did not or will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Agents through the Representative for use therein.

(fff) Enforcement of Foreign Judgments. Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be declared enforceable against the Company by the courts of Ontario or Canada, without reconsideration or reexamination on the merits.

(ggg) Valid Choice of Law. The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Ontario and Canada, and will be honoured by the courts of Ontario or Canada, subject to the restrictions described under the caption “Enforceability of Civil Liabilities” in the Registration Statement and the Prospectus. The Company has the power to submit, and pursuant to Section 18 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court.

7. Representations and Warranties of the Selling Shareholder. The Selling Shareholder represents and warrants to, and agrees with, the Agents that, unless such representation or warranty specifies a different time, as of the date of this Agreement:

(a) Organization. The Selling Shareholder is a valid and subsisting entity duly formed or incorporated and in good standing under the laws of its formation or jurisdiction of incorporation and has all requisite power, capacity and authority to carry on its business as currently conducted and to own, lease and operate its property and assets and to execute, deliver and perform its obligations hereunder.

(b) Consents. All consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Shareholder of this Agreement, and for the sale and delivery of the Shares, to be sold by the Selling Shareholder hereunder, have been obtained, and the Selling Shareholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by the Selling Shareholder hereunder.

(c) No Violations or Default. The sale of the Shares to be sold by the Selling Shareholder hereunder, and the compliance by the Selling Shareholder with this Agreement and the consummation of the transactions herein contemplated will not: (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, hypothec, deed of trust, loan agreement, lease or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder is bound or to which any of the property or assets of the Selling Shareholder is subject; (ii) result in any violation of the provisions of the organizational documents of the Selling Shareholder; or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Shareholder or any of its subsidiaries or any property or assets of the Selling Shareholder, except, in the case of (i) and (iii), where such violations would not, individually or in the aggregate, have a material adverse effect on the Selling Shareholder’s ability to perform its obligations hereunder.

(d) Legal Proceedings. There is no action, suit, investigation or proceeding, at law or in equity, by any person, nor any arbitration, administrative or other proceeding by or before any governmental authority pending or, to the Selling Shareholder’s knowledge, threatened against or affecting the Selling Shareholder which invalidates the sale and delivery of the Shares being sold by the Selling Shareholder or the validity of any action taken or to be taken by the Selling Shareholder pursuant to or in connection with this Agreement.

(e) Valid Title to Shares. The Selling Shareholder has good and valid title to the Shares to be sold by the Selling Shareholder, free and clear of all mortgages, Liens, charges, pledges, security interests, encumbrances, claims and demands or rights of any other person whatsoever. The Selling Shareholder will transfer to the Agents good and marketable title to such Shares free and clear of all mortgages, Liens, charges, pledges, security interests, encumbrances, claims and demands or rights of any other person whatsoever. As of the date of this Agreement, the Selling Shareholder owns 13,589,920 Common Shares of the Company.

(f) Encumbrances. The Selling Shareholder has, and on each respective Settlement Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by the Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by the Selling Shareholder or a security entitlement in respect of such Shares.

(g) Third Party Purchase Rights. No person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option, for the purchase of any Shares held by the Selling Shareholder.

(h) Enforceability. The Agreement has been duly executed and delivered by the Selling Shareholder and constitutes a valid and binding obligation of the Selling Shareholder enforceable against the Selling Shareholder in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law.

(i) Stabilization. Neither the Selling Shareholder, nor any affiliate of the Selling Shareholder, has taken and will take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company for the purpose of facilitating the sale or resale of the Shares.

(j) No Misstatement or Omission. The Registration Statement, when such part became or becomes effective, at any deemed effective date pursuant to Rule 430B(f)(2) on the date of filing thereof with the Commission and at each Applicable Time and Settlement Date, and the Prospectus, on the date of filing thereof with the Commission and at each Applicable Time and Settlement Date, conformed or will conform in all material respects with the requirements of the Securities Act and the Rules and Regulations; each part of the Registration Statement, when such part became or becomes effective, did not or will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading; and the Prospectus, on the date of filing thereof with the Commission, and the Prospectus and any applicable Issuer Free Writing Prospectus(es) issued at or prior to such Applicable Time, taken together and at each Applicable Time and Settlement Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph 7(j) are limited to statements or omissions made in reliance upon Selling Shareholder Information (as defined below) furnished to the Company in writing by the Selling Shareholder expressly for use in the Registration Statement, the Disclosure Package, and the Prospectus or any amendments or supplements thereto.

(k) No Undisclosed Material Information. The Selling Shareholder is not prompted by any information concerning the Company or its Subsidiaries which is not set forth in the Registration Statement or the Prospectus to sell its Shares pursuant to this Agreement.

(l) Government Officials. (a) None of the Selling Shareholder or, if applicable, its subsidiaries, or, to the knowledge of the Selling Shareholder, any director, officer, employee, agent, representative, or affiliate thereof has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any Government Official in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (b) the Selling Shareholder and, if applicable, its subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures as reasonably required and reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (c) neither the Selling Shareholder nor, if applicable, any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(m) Anti-Money Laundering Laws. The operations of the Selling Shareholder and, if applicable, its subsidiaries are and have been conducted at all times in material compliance with all applicable Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Selling Shareholder or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Selling Shareholder, threatened.

(n) Sanctions. (a) None of the Selling Shareholder or, if applicable, any of its subsidiaries, or, to the knowledge of the Selling Shareholder, any director, officer, employee, agent, representative, or affiliate thereof, is a Person that is, or is owned or controlled by one or more Persons that are:

(i) the subject of any Sanctions, or

(ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(b) The Selling Shareholder will not, directly or indirectly, use the proceeds of any offering hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(i) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(ii) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in any offering hereunder, whether as agent, advisor, investor or otherwise).

(c) The Selling Shareholder has not knowingly engaged in, is not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(o) ERISA. The Selling Shareholder is not (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

(p) Stamp Taxes. No stamp, documentary, issuance, registration, transfer or other similar taxes or duties are payable by or on behalf of the Agents, the Company, any of its Subsidiaries or the Selling Shareholder under the laws of Canada in connection with (i) the execution, delivery or consummation of this Agreement and (ii) the sale and delivery of the Shares to the Agents or purchasers procured by the Agents, or (iii) the resale and delivery of the Shares by the Agents in the manner contemplated herein.

(q) The Agents Purchases. The Selling Shareholder acknowledges and agrees that the Agents have informed the Selling Shareholder that the Agents may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell shares of Common Shares for each Agent’s own account and for the account of their respective clients at the same time as sales of Shares occur pursuant to this Agreement.

(r) No Reliance. The Selling Shareholder has not relied upon the Agents or legal counsel for the Agents for any legal, tax or accounting advice in connection with the offering and sale of the Shares.

(s) Underwriter Agreements. Except for this Agreement, the Selling Shareholder is not party to any agreement with an agent or underwriter for any other “at the market” transaction.

(t) Finder’s Fees. Other than the Agents and any such dealer or broker other than the Agents, with which the Agents have a contractual relationship in respect of the distribution of the Shares, there is no person acting or purporting to act at the request of the Selling Shareholder, who is entitled to any commission, finder’s fee, advisory fee, underwriting fee or agency fee in connection with or as a result of the sale of the Shares.

(u) Margin Rules. The application of the proceeds received by the Selling Shareholder from the issuance, sale and delivery of the Shares as described in the Registration Statement, the Disclosure Package and the Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(v) Enforcement of Foreign Judgments. Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Selling Shareholder based upon this Agreement would be declared enforceable against the Selling Shareholder by the courts of Ontario or Canada, without reconsideration or reexamination on the merits.

(w) Valid Choice of Law. The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Ontario and Canada, and will be honoured by the courts of Ontario or Canada, subject to the restrictions described under the caption “Enforceability of Civil Liabilities” in the Registration Statement and the Prospectus. The Selling Shareholder has the power to submit, and pursuant to Section 18 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court.

8. Covenants of the Company and the Selling Shareholder. Each of the Company and, solely with respect to Sections 8(g), 8(h), 8(i), 8(k), 8(n), 8(o), 8(q), 8(x), and 8(y), the Selling Shareholder, covenants and agrees with the Agents that:

(a) Registration Statement Amendments. After the date of this Agreement and during the period in which a prospectus relating to the Placement Shares is required to be delivered by the Agents under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or Rule 173(a) under the Securities Act), (i) the Company will notify the Agents promptly of the time when any subsequent amendment to the Registration Statement has been filed with the Commission and has become effective (each, a “Registration Statement Amendment Date”) or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will file promptly all other material required to be filed by it with the Commission pursuant to Rule 433(d) under the Securities Act; (iii) the Company will prepare and file with the Commission, promptly upon the Representative’s request, any amendments or supplements to the Registration Statement or Prospectus that, in the Representative’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Shares by the Agents (provided, however that the failure of the Agents to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Agents’ right to rely on the representations and warranties made by the Company and the Selling Shareholder in this Agreement); and (iv) the Company will submit to the Agents a copy of any amendment or supplement to the Registration Statement or

Prospectus a reasonable period of time before the filing thereof and will afford the Agents and the Agents’ counsel a reasonable opportunity to comment on any such proposed filing prior to such proposed filing; and the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424 (b) of the Rules and Regulations or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed.

(b) Notice of Commission Stop Orders. The Company will advise the Agents, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the form of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the form of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of the Prospectus in respect of the Shares or suspending any such qualification, to promptly use its commercially reasonable efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such reasonable steps as may be necessary to permit offers and sales of the Placement Shares by the Agents, which may include, without limitation, amending the Registration Statement or filing a new registration statement, at the Company’s expense (references herein to the Registration Statement shall include any such amendment or new registration statement).

(c) Delivery of Prospectus; Subsequent Changes. Within the time during which a prospectus relating to the Shares is required to be delivered by the Agents under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or Rule 173(a) under the Securities Act), the Company will comply with all requirements imposed upon it by the Securities Act and by the Rules and Regulations, as from time to time in force, and will file on or before their respective due dates all reports required to be filed by it with the Commission pursuant to Sections 14(a), 14(c), 14(d), if applicable, or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will immediately notify the Selling Shareholder and the Agents to suspend the offering of Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance, other than under circumstances in which the Company has suspended the use of the Registration Statement.

(d) Nasdaq Filings. In connection with the offering and sale of the Placement Shares, the Company will file with the Nasdaq Global Select Market all documents and notices, and make all certifications, as may be required by the Nasdaq Global Select Market of companies that have securities that are listed on the Nasdaq Global Select Market.

(e) Qualification of Placement Shares. The Company will use commercially reasonable efforts to maintain or qualify the Placement Shares for sale under the securities laws of such jurisdictions as the Representative designates and to continue such qualifications in effect so long as required for the distribution of the Placement Shares; provided that the Company shall not be required in connection therewith to qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify or to file a general consent to service of process in any such jurisdiction or subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(f) Delivery of Registration Statement and Prospectus. Upon the request of the Agents, the Company will furnish to the Agents and their counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during the period in which a prospectus relating to the Shares is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as the Agents may from time to time reasonably request and, at the Agents’ request, will also furnish copies of the Prospectus to each exchange or market on which sales of Placement Shares may be made.

(g) Expenses. Each of the Company and the Selling Shareholder agree with each other and with the Agents, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated to pay all expenses incident to the performance of their obligations under this Agreement, and each of the Company and the Selling Shareholder will pay (or reimburse if paid by any other party to this Agreement), whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of their obligations under this Agreement. Without limiting the generality of the foregoing, the Company will pay all expenses relating to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto and each Issuer Free Writing Prospectus (as defined in Section 9 of this Agreement), (ii) all fees and disbursements of the Company’s counsel, accountants and other advisors, (iii) the qualification of the Placement Shares under securities laws in accordance with the provisions of Section 8(e) of this Agreement, including filing fees in connection therewith, (iv) the printing and delivery to the Agents of copies of the Prospectus and any amendments or supplements thereto, and of this Agreement, (v) the fees and expenses incurred in connection with the continued listing or qualification of the Placement Shares for trading on the Nasdaq Global Select Market, and (vi) any filing fees and expenses incident to any review by the Financial Industry Regulatory Authority (including reasonable fees and disbursements of counsel to the Agents incurred in connection therewith not to exceed US$5,000) of the terms of the sale of the Placement Shares.

(h) Other Sales. Without the prior written consent of the Representative (which consent shall not be unreasonably withheld, conditioned or delayed), the Company and the Selling Shareholder will not (A) directly or indirectly, offer to sell, sell, announce the intention to sell, contract to sell, pledge, lend, grant or sell any option, right or warrant to sell or any contract to purchase, purchase any contract or option to sell or otherwise transfer or dispose of any Common Shares (other than the Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Shares, warrants or any rights to purchase or acquire, Common Shares or file any registration statement under the Securities Act with respect to any of the foregoing (other, with respect to the Company, than a registration statement on Form S-8), or (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Shares, or any securities convertible into or exchangeable or exercisable for or repayable with Common Shares, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, during the period beginning on the date on which any Placement Notice is delivered by the Selling Shareholder hereunder and ending on the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice (or, if such Placement Notice has been terminated or suspended prior to the sale of all Shares covered by the Placement Notice, the date of such suspension or termination); and without the prior written consent of the Representative (which consent shall not be unreasonably withheld), the Selling Shareholder will not directly or indirectly in any other “at the market” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Shares (other than the Placement Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Shares, warrants or any rights to purchase or acquire, Common Shares prior to the later of the termination of this Agreement and the thirtieth (30th) day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice; provided, however, that such restrictions will not be applicable to the Company’s issuance or sale of (i) Common Shares, options to purchase Common Shares, deferred share units, restricted share units or performance share units or other equity awards or Common Shares issuable upon the exercise of options or settlement of deferred share units, restricted share units or performance share units, pursuant to any employee or director (x) equity incentive plan of the Company or employee share purchase plan, (y) share ownership plan or (z) dividend reinvestment plan (but not shares subject to a waiver to exceed plan limits in its dividend reinvestment plan) of the Company whether now in effect or hereafter implemented, (ii) Common Shares issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding on the date hereof, and disclosed in writing to the Agents or otherwise disclosed in the Registration Statement, Prospectus or Disclosure Package, and (iii) Common Shares in connection with an acquisition, merger or sale, purchase of assets or other strategic transaction (including joint ventures, collaborations or partnerships); provided, further however, that such restrictions applicable to the Selling Shareholder will not be applicable to (i) transfers of Common Shares or any security convertible into Common Shares by the Selling Shareholder as a bona fide gift or gifts, including charitable contributions, (ii) transfers or distributions of Common Shares or any security convertible into Common Shares to limited partners, members or stockholders or other equityholders or affiliates of the Selling Shareholder, (iii) transfers of Common Shares in connection with the pledge by the Selling Shareholder of Common Shares under any existing credit facility, (iv) transfers of Common Shares or any security convertible into Common Shares in connection with a bona fide third-party tender offer, take-over bid, plan of arrangement, merger, consolidation or other similar transaction made to all holders of Common Shares involving a Change of Control (as defined below) of the Company, provided that such tender offer, merger, consolidation or other such transaction is approved by the board of directors of the Company, and (v) the establishment of a trading plan by the Selling Shareholder pursuant to Rule 10b5-1 under the Exchange Act or similar plan under Canadian Securities Laws for the transfer of Common Shares.

For purposes of this Section 8(h), “Change of Control” shall mean the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 60% of total voting power of the voting stock of the Company.

(i) Change of Circumstances. Each of the Company and the Selling Shareholder will, at any time during the term of this Agreement, as supplemented from time to time, advise the Agents immediately after it shall have received notice or obtained knowledge thereof, of any information or fact that would materially alter or affect any opinion, certificate, letter or other document provided to the Agents pursuant to this Agreement.

(j) Due Diligence Cooperation. The Company will reasonably cooperate with any due diligence review of reasonable scope conducted by the Agents or their agents, including, without limitation, providing information and making available documents and senior corporate officers, as the Agents may reasonably request; provided, however, that the Company shall be required to make available senior corporate officers only (i) by telephone or at the Company’s principal offices and (ii) during the Company’s ordinary business hours.

(k) Affirmation of Representations, Warranties, Covenants and Other Agreements. Upon commencement of the offering of the Placement Shares under this Agreement (and upon the recommencement of the offering of the Placement Shares under this Agreement following any termination of a suspension of sales hereunder), and at each Applicable Time, each Settlement Date, each Registration Statement Amendment Date and on the date each Annual Report on Form 20-F or 40-F or Quarterly Report on Form 6-K in respect of any quarter in which sales of Placement Shares were made by the Agents under this Agreement is filed (each such date, including any date on which an amendment to any such document is filed, a “Company Periodic Report Date”), in each case, to the extent no waiver is applicable pursuant to Section 8(m), the Company and the Selling Shareholder shall be deemed to have affirmed their respective representation, warranty, covenant and other agreement contained in this Agreement.

(l) CFO Certificate. Upon the initial commencement of the offering of Placement Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following any termination of a suspension of sales hereunder), and promptly after each (i) Registration Statement Amendment Date and (ii) Company Periodic Report Date, in each case, to the extent no waiver is applicable pursuant to Section 8(m), the Company shall provide a certificate (the “CFO Certificate”) in form and substance reasonably satisfactory to the Agents, executed by the Chief Financial Officer of the Company, certifying as to certain financial or accounting information included in or incorporated by reference in the Registration Statement.

(m) Representation Dates; Company Certificate. During the term of this Agreement, on the date of each Placement Notice given hereunder, and each time the Company (i) files the Prospectus relating to the Placement Shares or amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Placement Shares) the Registration Statement or the Prospectus relating to the Placement Shares by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of document(s) by reference to the Registration Statement or the Prospectus relating to the Placement Shares; (ii) files an annual report on Form 20-F or 40-F under the Exchange Act; or (iii) files a report on Form 6-K containing amended financial information (other than an earnings release, to “furnish” information pursuant to Form 6-K relating to the reclassifications of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act (each date of filing of one or more of the documents referred to in clauses (i) through (iii) shall be a “Representation Date”); the Company shall furnish the Agents (but in the case of clause (iii) above only if the Representative reasonably determines that the financial information contained in such Form 6-K is material) with a certificate, in the form attached hereto as Exhibit A. The requirement to provide a certificate under this Section 8(m) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Selling Shareholder delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date. Notwithstanding the foregoing, if the Selling Shareholder subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide the Agents with a certificate under this Section 8(m), then before the Selling Shareholder delivers the Placement Notice or the Agents sells any Placement Shares, the Company shall provide the Agents with a certificate, in the form attached hereto as Exhibit A, dated the date of the Placement Notice.

(n) Selling Shareholder Certificate. During the term of this Agreement, on the date of each Placement Notice given hereunder, and on each Representation Date where a certificate of the Company is required to be delivered pursuant to Section 8(m) above, the Selling Shareholder shall furnish the Agents with a certificate, in the form attached hereto as Exhibit B.

(o) Legal Opinions. Upon the initial commencement of the offering of Placement Shares under this Agreement (and upon the recommencement of the offering of the Placement Shares under this Agreement following any termination of a suspension of sales hereunder), and promptly after each (i) Registration Statement Amendment Date and (ii) Company Periodic Report Date, in each case, to the extent no waiver is applicable pursuant to Section 8(m), the Selling Shareholder will furnish or cause to be furnished to the Agents the written opinion of Meretsky Law Firm, Canadian legal counsel to the Selling Shareholder, Nauth LPC, U.S. counsel to the Selling Shareholder, or other counsel reasonably satisfactory to the Representative, and the Company will furnish or cause to be furnished to the Agents the written opinion and negative assurance letter, to the extent applicable, of (a) Cooley LLP, U.S. counsel for the Company, and (b) Goodmans LLP, Canadian legal counsel for the Company, or other counsel reasonably satisfactory to the Representative, dated the date of such commencement or recommencement or the date of effectiveness of such amendment or the date of filing with the Commission of such supplement or other document, as the case may be, in each case in a form and substance reasonably satisfactory to the Representative and Agents’ counsel, provided, however, in lieu of such opinion and letter, counsel last furnishing such letter to the Agents may furnish the Agents with a letter substantially to the effect that the Agents may rely on such last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last letter shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance). As used in this paragraph, to the extent there shall be an Applicable Time on or following the date referred to in clause (i) or (ii) above, promptly shall be deemed to be on or prior to the next succeeding Applicable Time. Such opinion and negative assurance letter, to the extent applicable, shall be rendered to the Agents at the request of the Company or the Selling Shareholder, as applicable, and shall state so therein.

(p) Comfort Letter. Upon the initial commencement of the offering of Placement Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following any termination of a suspension of sales hereunder), and promptly after each (i) Registration Statement Amendment Date and (ii) Company Periodic Report Date, in each case, to the extent no waiver is applicable pursuant to Section 8(m), the Company shall cause its independent accountants reasonably satisfactory to the Agents, to furnish the Agents a letter dated the date of this Agreement or the date of such commencement or recommencement or the date of effectiveness of such amendment or the date of filing of such supplement or other document with the Commission, as the case may be (the “Comfort Letter”), in form and substance satisfactory to the Representative, (i) confirming that they are registered independent public accountants within the meaning of the Securities Act and Canadian Securities Laws and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters included in or incorporated by reference in the Registration Statement as ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information which would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(q) Market Activities. The Company and the Selling Shareholder will not, directly or indirectly, without giving effect to activities by the Agents, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, or purchase the Shares, or pay anyone any compensation for soliciting purchases of the Shares other than the Agents; provided, however that the Company may bid for and purchase its Common Shares in accordance with Rule 10b-18 under the Exchange Act or in accordance with Canadian Securities Laws.

(r) Insurance. The Company and its Subsidiaries shall maintain, or cause to be maintained, insurance in such amounts and covering such risks as is reasonable and customary for companies engaged in similar businesses in similar industries.

(s) Compliance with Laws. The Company and its Subsidiaries shall comply with all federal, state and local or foreign law, rule, regulation, ordinance, order or decree, except where failure to so comply would not reasonably be expected to have a material adverse effect on the Condition of the Company. Furthermore, the Company and its Subsidiaries shall maintain, or cause to be maintained, all material environmental permits, licenses and other material authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company and its Subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such material permits, licenses and authorizations and with applicable environmental laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the Condition of the Company.

(t) Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that it will not be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.

(u) Securities Act and Exchange Act. The Company will use commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Shares as contemplated by the provisions hereof and the Prospectus.

(v) No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance by the Company and the Agents in their capacity as principal or agent hereunder, neither the Agents nor the Company (including its agents and representatives, other than the Agents in their capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act), required to be filed by it with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Common Shares hereunder.

(w) Sarbanes-Oxley Act. The Company and the Subsidiaries will use their commercially reasonable efforts to comply with all effective applicable provisions of the Sarbanes-Oxley Act.

(x) Consent to the Agents’ Trading. Each of the Company and the Selling Shareholder consents to the Agents trading in the shares of Common Shares of the Company for the Agents’ own respective accounts and for the accounts of their respective clients at the same time as sales of Placement Shares occur pursuant to this Agreement.

(y) Non-Consummation Offer. If, to the knowledge of the Company or the Selling Shareholder, any filing required by Rule 424 in connection with an offering of Shares shall not have been made or the representations and warranties of the Company or the Selling Shareholder contained in this Agreement shall not be true and correct on the applicable Settlement Date, the Selling Shareholder will offer to any person who has agreed to purchase Placement Shares from the Company as the result of an offer to purchase solicited by the Agents the right to refuse to purchase and pay for such Placement Shares.

(z) Actively Traded Security. If, at the time of execution of this Agreement, the Company’s Common Shares are not an “actively traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule, the Company shall notify the Agents at the time the Common Shares becomes an “actively traded security” under such rule. Furthermore, the Company shall notify the Agents immediately if the Common Shares, having once qualified for such exemption, ceases to so qualify.

(aa) Blue Sky Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Agents, to qualify the Placement Shares for sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Agents may designate and to maintain such qualifications in effect so long as required to complete the sale of the Placement Shares; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(bb) Emerging Growth Company Status. The Company will promptly notify the Agents if the Company ceases to be an Emerging Growth Company at any time prior to the termination of this Agreement.

(cc) Tax Indemnity. The Selling Shareholder will indemnify and hold harmless the Agents against any documentary, stamp or similar issue tax, including any interest and penalties, on the sale of the Placement Shares.

9. Additional Representations and Covenants of the Company.

(a) Issuer Free Writing Prospectuses.

(i) The Company represents that it has not made, and covenants that, unless it obtains the prior written consent of the Agents, it will not make any offer relating to the Shares that would constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) (an “Issuer Free Writing Prospectus”) required to be filed by it with the Commission or retained by the Company under Rule 433 of the Securities Act; except as set forth in a Placement Notice, no use of any Issuer Free Writing Prospectus has been consented to by the Agents. The Company agrees that it will comply with the requirements of Rules 164 and 433 of the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

(ii) The Company agrees that no Issuer Free Writing Prospectus, if any, will include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified, or the Prospectus. In addition, no Issuer Free Writing Prospectus, if any, will include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided however, the foregoing shall not apply to any statements or omissions in any Issuer Free Writing Prospectus made in reliance on information furnished in writing to the Company by the Agents through the Representative expressly stating that such information is intended for use therein.

(iii) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified, or the Prospectus or would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will give prompt notice thereof to the Agents and, if requested by the Agents, will prepare and furnish without charge to the Agents an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, the foregoing shall not apply to any statements or omissions in any Issuer Free Writing Prospectus made in reliance on information furnished in writing to the Company by the Agents through the Representative expressly stating that such information is intended for use therein.

(b) Non-Issuer Free Writing Prospectus. The Company consents to the use by the Agents of a free writing prospectus that (a) is not an “Issuer Free Writing Prospectus” as defined in Rule 433 under the Securities Act, and (b) contains only information describing the preliminary terms of the Shares or their offering, or information permitted under Rule 134 under the Securities Act; provided that the Agents covenant with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Agents that otherwise would not be required to be filed by the Company thereunder, but for the action of the Agents.

(c) Distribution of Offering Materials. The Company has not distributed and will not distribute, during the term of this Agreement, any offering materials in connection with the offering and sale of the Placement Shares other than the Registration Statement, Prospectus or any Issuer Free Writing Prospectus reviewed and consented to by the Agents and included in a Placement Notice (as described in clause (a)(i) above).

10. Conditions to the Agents’ Obligations. The obligations of the Agents hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company and the Selling Shareholder herein and in the applicable Placement Notices, to the due performance by the Company and the Selling Shareholder of their respective obligations hereunder, to the completion by the Agents of a due diligence review satisfactory to the Agents in the reasonable judgment of the Representative, and to the continuing satisfaction (or waiver by the Representative in its sole discretion) of the following additional conditions:

(a) Registration Statement Effective. The Registration Statement shall have become effective and shall be available for the sale of (i) all Placement Shares issued pursuant to all prior Placements and not yet sold by the Agents and (ii) all Placement Shares contemplated to be issued by the Placement Notice relating to such Placement.

(b) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state or foreign or other governmental, administrative or self-regulatory authority during the period of effectiveness of the Registration Statement, the response to which might reasonably require any amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state or foreign or other governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any statement made in the Registration Statement or the Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) No Misstatement or Material Omission. The Agents shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Representative’s opinion is material, or omits to state a fact that in the Representative’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d) Material Changes. Except as contemplated and appropriately disclosed in the Prospectus, or disclosed in the Company’s reports filed with the Commission, in each case at the time the applicable Placement Notice is delivered, there shall not have been any material adverse change, on a consolidated basis, in the authorized share capital of the Company and its Subsidiaries, or any material adverse effect on the Condition of the Company, or any development that may reasonably be expected to cause a material adverse effect on the Condition of the Company, or a downgrading in or withdrawal of the rating assigned to any of the Company’s securities by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities, the effect of which, in the sole judgment of the Representative (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

(e) Certificates. The Agents shall have received the certificates required to be delivered pursuant to Section 8(m) and Section 8(n) on or before the date on which delivery of such certificates are required pursuant to Section 8(m) and Section 8(n).

(f) Legal Opinions. The Agents shall have received the opinions of counsel to the Company and the Selling Shareholder required to be delivered pursuant Section 8(o) on or before the date on which such delivery of such opinions are required pursuant to Section 8(o). In addition, the Agents shall have received the negative assurance letter of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Agents, on such dates and with respect to such matters as the Representative may reasonably request.

(g) CFO Certificate. The Agents shall have received the CFO Certificate required to be delivered pursuant to Section 8(l) on or before the date on which delivery of such certificate is required pursuant to Section 8(l).

(h) Comfort Letter. The Agents shall have received the Comfort Letter required to be delivered pursuant Section 8(p) on or before the date on which such delivery of such letter is required pursuant to Section 8(p).

(i) Approval for Listing; No Suspension. The Placement Shares shall have either been (i) approved for listing, subject to notice of issuance, on the Principal Trading Market, or (ii) the Company shall have filed an application for listing of the Placement Shares on the Principal Trading Market at or prior to the issuance of the Placement Notice. Trading in the Common Shares shall not have been suspended on such market.

(j) Other Materials. On each date on which the Company or the Selling Shareholder is required to deliver a certificate pursuant to Section 8(m) or Section 8(n), respectively, the Company or the Selling Shareholder, as applicable, shall have furnished to the Agents such appropriate further information, certificates, opinions and documents as the Representative may reasonably request. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof. The Company or the Selling Shareholder, as applicable, will furnish the Agents with such conformed copies of such opinions, certificates, letters and other documents as the Representative shall reasonably request.

(k) Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(l) No Termination Event. There shall not have occurred any event that would permit the Agents to terminate this Agreement pursuant to Section 13(a).

11. Indemnification and Contribution.

(a) Company Indemnification. The Company will indemnify and hold harmless the Agents, each of the Agents’ respective directors, officers, employees and agents and their respective affiliates and each person, if any, who controls an Agent (each, a “Company Indemnified Party”) against any losses, claims, damages or liabilities, joint or several, to which such Company Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, the Disclosure Package, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement to the Registration Statement, the Prospectus or the Disclosure Package, or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Placement Shares under the securities laws thereof or filed with the Commission, or arise out of or are based upon the omission or alleged omission to state in the Registration Statement, the Prospectus, the Disclosure Package, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement to the Registration Statement, the Prospectus, or the Disclosure Package or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Placement Shares under the securities laws thereof or filed with the Commission a material fact required to be stated in it or necessary to make the statements in it not misleading, and will reimburse such Company Indemnified Party for any reasonable legal expenses of counsel for such Company Indemnified Party, and for other expenses reasonably incurred by such Company Indemnified Party in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or the Disclosure Package, or any such amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the Agents through the Representative expressly for use therein.

(b) The Selling Shareholder’s Indemnification. The Selling Shareholder will indemnify and hold harmless the Agents, each of the Agents’ respective directors, officers, employees and agents and their respective affiliates and each person, if any, who controls an Agent (each, a “Selling Shareholder Indemnified Party”) against any losses, claims, damages or liabilities, joint or several, to which such Selling Shareholder Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, the Disclosure Package, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement to the Registration Statement, the Prospectus or the Disclosure Package, or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Placement Shares under the securities laws thereof or filed with the Commission, or arise out of or are based upon the omission or alleged omission to state in the Registration Statement, the Prospectus, the Disclosure Package, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement to the Registration Statement, the Prospectus, or the Disclosure Package or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Placement Shares under the securities laws thereof or filed with the Commission a material fact required to be stated in it or necessary to make the statements in it not misleading, and will reimburse such Selling Shareholder Indemnified Party for any reasonable legal expenses of counsel for such Selling Shareholder Indemnified Party, and for other expenses reasonably incurred by such Selling Shareholder Indemnified Party in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Selling Shareholder will only be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Selling Shareholder specifically for use therein, it being understood and agreed that the only such information by the Selling Shareholder consists of the following information: the Selling Shareholder’s name and corresponding share amounts (including beneficial ownership information) set forth in the section titled “Selling Shareholder” in the Prospectus and the Selling Shareholder’s address (the “Selling Shareholder Information”).

(c) The Agents’ Indemnification. The Agents, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and each of its officers and each person, if any, who controls the Company, and the Selling Shareholder (each, an “Agent Indemnified Party”) against any losses, claims, damages or liabilities to which such Agent Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendments thereto), the Prospectus (or any amendment or supplement thereto), the Disclosure Package or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact, in the case of the Registration Statement or any amendment thereto, required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus or any supplement thereto, the Disclosure Package or the Issuer Free Writing Prospectus, necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement (or any amendments thereto), the Prospectus (or any amendment or supplement thereto), the Disclosure Package, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Agents through the Representative expressly for use therein; and will reimburse such Agent Indemnified Party for any legal or other expenses reasonably incurred by such Agent Indemnified Party in connection with investigating or defending any such action or claim as such expenses are incurred.

(d) Procedure.

(i) Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this Section 11. In the case of parties indemnified pursuant to Section 11(a) and Section 11(b) above, counsel to the indemnified parties shall be selected by the Agents, and, in the case of parties indemnified pursuant to Section 11(c) above, counsel to the indemnified parties shall be selected by the Company and the Selling Shareholder. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any relevant local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 11 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(ii) The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying person agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by this section, the indemnifying person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into (A) more than 60 days after receipt by the indemnifying party of such request and (B) more than 30 days after receipt by the indemnifying party of the proposed terms of such settlement and (ii) the indemnifying party shall not have reimbursed the indemnified person in accordance with such request prior to the date of such settlement.

(e) Contribution. If the indemnification provided for in this Section 11 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and the Agents on the other from the offering of the Placement Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholder on the one hand and the Agents on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholder on the one hand and the Agents on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (before deducting expenses) received by the Selling Shareholder, bear to the total underwriting discounts, commissions and other fees received by the Agents. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholder or the Agents and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholder and the Agents agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), the Agents shall not be required to contribute any amount in excess of the amount by which the total price at which the Placement

Shares distributed to the public by it were offered to the public exceeds the amount of any damages which the Agents have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) Obligations. The obligations of the Company and the Selling Shareholder under this Section 11 shall be in addition to any liability which the Company or the Selling Shareholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls an Agent within the meaning of the Securities Act; and the obligations of the Agents under this Section 11 shall be in addition to any liability which the Agents may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act. The Agents’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the total underwriting discounts, commissions and other fees received by the Agents and not joint.

12. Representations and Agreements to Survive Delivery. All representations and warranties of the Company and the Selling Shareholder herein or in certificates delivered pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Agents, any controlling persons, the Selling Shareholder or the Company (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

13. Termination.

(a) The Agents shall have the right to terminate this Agreement at any time by giving notice as hereinafter specified if (i) any material adverse effect on the Condition of the Company has occurred, or any development that is reasonably expected to cause a material adverse effect on the Condition of the Company has occurred or any other event has occurred which, in the reasonable judgment of the Representative, may materially impair the Agents’ ability to proceed with the offering to sell the Placement Shares, (ii) the Selling Shareholder shall have failed, refused or been unable, at or prior to any Settlement Date, to perform any agreement on its part to be performed hereunder, (iii) any other condition of the Agents’ obligations hereunder is not fulfilled, or (iv) any suspension or limitation of trading in the shares of Common Shares of the Company on the Principal Trading Market shall have occurred; provided, however, for purposes of determining whether the Agents shall have the right to terminate this Agreement under subclauses (ii) or (iii) above, in the case of any failure of the Company or the Selling Shareholder to deliver (or cause another person to deliver) any certification, opinion, or letter required under Section 8, the Agents’ right to terminate shall not arise unless such failure to deliver (or cause to be delivered) continues for more than five (5) days from the date such delivery was required. Any such termination shall be without liability of any party to any other party except that the provisions of Section 8(g) (Expenses), Section 11 (Indemnification), Section 12 (Survival of Representations), Section 13(f) (Termination), Section 18 (Applicable Law; Consent to Jurisdiction) and Section 19 (Waiver of Jury Trial) hereof shall remain in full force and effect notwithstanding such termination. If the Agents elect to terminate this Agreement as provided in this Section 13(a), the Agents shall provide the required notice as specified in Section 14 (Notices).

(b) Each of the Selling Shareholder and the Company shall have the right to terminate this Agreement in its sole discretion at any time by giving five (5) days’ notice as hereinafter specified. Any such termination shall be without liability of any party to any other party except that the provisions of Section 8(g), Section 8(i), Section 11, Section 12, Section 13(f), Section 18 and Section 19 hereof shall remain in full force and effect notwithstanding such termination.

(c) In addition to, and without limiting the Agents’ rights under Section 13(a), the Agents shall have the right to terminate this Agreement in their sole discretion at any time after the date of this Agreement by giving five (5) days’ notice as hereinafter specified. Any such termination shall be without liability of any party to any other party except that the provisions of Section 8(g), Section 8(i), Section 11, Section 12, Section 13(f), Section 18 and Section 19 hereof shall remain in full force and effect notwithstanding such termination.

(d) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), 13(b) or 13(c) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Section 8(g), Section 8(i), Section 11, Section 12, Section 13(f), Section 18 and Section 19 shall remain in full force and effect.

(e) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

(f) In the event that either of the Company or the Selling Shareholder terminates this Agreement, as permitted under Section 13(b), each of the Company and the Selling Shareholder shall be under no continuing obligation pursuant to this Agreement to utilize the services of the Agents in connection with any sale of securities of the Company or to pay any compensation to the Agents other than compensation with respect to sales of Placement Shares subscribed on or before the termination date and the Company shall be free to engage other placement agents and underwriters from and after the termination date with no continuing obligation to the Agents.

14. Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing and if sent to the Agents, shall be delivered to the Representative on behalf of the Agents:

Canaccord Genuity LLC

99 High Street, Suite 1200

Boston, MA 02110

Attention: ECM, General Counsel

[omitted]

With a copy to:

ATB Capital Markets Inc.

66 Wellington Street West, Suite 3530

Toronto, Ontario M5K 1A1

Attention: ECM

[omitted]

And a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

222 Bay Street

Suite 1750

Toronto, Ontario M5K 1J5

Attention: Ryan J. Dzierniejko

[omitted]

And a copy to:

Stikeman Elliott LLP

5300 Commerce Court West, 199 Bay Street

Toronto, ON M5L 1B9

Attention: David Weinberger

[omitted]

or if sent to the Company, shall be delivered to:

Docebo Inc.

366 Adelaide Street West, Suite 701

Toronto, ON M5V 1R9

Attention: Sukaran Meta

[omitted]

With a copy to:

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304

Attention: John McKenna

[omitted]

And a copy to:

Goodmans LLP

333 Bay Street, Suite 3400

Toronto, ON M5H 2S7

Attention: Brad Ross

[omitted]

or if sent to the Selling Shareholder, shall be delivered to:

Intercap Equity Inc.

261 Davenport Road, Suite 200

Toronto, Ontario M5R 1K3

Attention: Jason Chapnik

[omitted]

With a copy to:

Meretsky Law Firm

121 King Street West

Toronto, ON M5H 3T9

Attention: Jason Meretsky

[omitted]

Each party to this Agreement may change such address for notices by sending to the other party to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., eastern time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier, (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), and (iv) if sent by email, on the Business Day on which receipt is confirmed by the individual to whom the notice is sent, other than via auto-reply. For purposes of this Agreement, “Business Day” shall mean any day on which the Principal Trading Market and commercial banks in the city of New York are open for business.

15. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Selling Shareholder, the Company and the Agents and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 11 hereof. References to any of either of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party, provided, however, that the Agents may assign their rights and obligations hereunder to an affiliate of an Agent without obtaining the Selling Shareholder’s or the Company’s consent.

16. Adjustments for Share Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Shares.

17. Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Selling Shareholder, the Company and the Agents. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

18. Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

19. Waiver of Jury Trial. The Selling Shareholder, the Company and the Agents each hereby irrevocably waive any right either may have to a trial by jury in respect of any claim based upon or arising out of this agreement or any transaction contemplated hereby.

20. Absence of Fiduciary Duties. The parties acknowledge that they are sophisticated in business and financial matters and that each of them is solely responsible for making its own independent investigation and analysis of the transactions contemplated by this Agreement. They further acknowledge that the Agents have not been engaged by the Selling Shareholder or the Company to provide, and have not provided, financial advisory services in connection with the terms of the offering and sale of the Shares nor have the Agents assumed at any time a fiduciary relationship to the Selling Shareholder or to the Company in connection with such offering and sale. The parties also acknowledge that the provisions of this Agreement fairly allocate the risks of the transactions contemplated hereby among them in light of their respective knowledge of the Selling Shareholder and the Company and their respective abilities to investigate its affairs and business in order to assure that full and adequate disclosure has been made in the Registration Statement and the Prospectus (and any amendments and supplements thereto). Each of the Selling Shareholder and the Company hereby waives, to the fullest extent permitted by law, any claims it may have against the Agents for breach of fiduciary duty or alleged breach of fiduciary duty and agrees the Agents shall have no liability (whether direct or indirect) to the Selling Shareholder or the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Selling Shareholder or the Company, including shareholders, employees or creditors of the Selling Shareholder or the Company.

21. Waiver of Immunity. With respect to any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled, and with respect to any such suit or proceeding, each party waives any such immunity in any court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such suit or proceeding, including, without limitation, any immunity pursuant to the U.S. Foreign Sovereign Immunities Act of 1976, as amended.

22. Judgment of Currency. The obligation of the Selling Shareholder or the Company in respect of any sum due to the Agents under this Agreement shall, notwithstanding any judgment in a currency other than U.S. dollars or any other applicable currency (the “Judgment Currency”), not be discharged until the first business day, following receipt by the Agents of any sum adjudged to be so due in the Judgment Currency, on which (and only to the extent that) the Agents may in accordance with normal banking procedures purchase U.S. dollars or any other applicable currency with the Judgment Currency; if the U.S. dollars or other applicable currency so purchased are less than the sum originally due to the Agents hereunder, the Selling Shareholder or the Company, as applicable, agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Agents against such loss. If the U.S. dollars or other applicable currency so purchased are greater than the sum originally due to the Agents hereunder, the Agents agree to pay to the Selling Shareholder or the Company, as applicable, an amount equal to the excess of the U.S. dollars or other applicable currency so purchased over the sum originally due to the Agents hereunder.

23. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or email transmission.

[Signature Pages Follow]

If the foregoing accurately reflects your understanding and agreement with respect to the matters described herein please indicate your agreement by countersigning this Agreement in the space provided below.

Very truly yours,

Docebo Inc.

By:	/s/ Sukaran Mehta
Name: Sukaran Mehta
Title: Interim Chief Financial Officer

Intercap Equity Inc.

By:	/s/ Jason Chapnik
Name: Jason Chapnik
Title: Chairman

Canaccord Genuity LLC

By:	/s/ Jennifer Pardi
Name: Jennifer Pardi
Title: Managing Director

Acting on behalf of itself and as Representative of the Agents

SCHEDULE 1

The Authorized Representatives of the Selling Shareholder are as follows:

Jason Chapnik

James Merkur

Adam Sadowski

The Authorized Representatives of the Company are as follows:

Sukaran Mehta

If a Placement Notice is sent to the Authorized Representative of the Company pursuant to Section 2(a) of the Agreement, copies of such Placement Notice shall also be sent to:

Milson Yu, Cooley LLP

Brad Ross, Goodmans LLP

The Authorized Representatives of Canaccord, acting as representative on behalf of the Agents, are as follows:

Jennifer Pardi

Brian O’Connor

Michael Wright

EXHIBIT A

OFFICER’S CERTIFICATE

I, [name of executive officer], the [title of executive officer] of Docebo Inc. (the “Company”), do hereby certify in such capacity and on behalf of the Company, and not in my personal capacity, pursuant to Section 8(m) of the Equity Distribution Agreement dated as of January 4, 2022 (the “Distribution Agreement”) between the Company, Intercap Equity Inc., Canaccord Genuity LLC and ATB Capital Markets USA Inc., to the best of my knowledge that:

(i) The representations and warranties of the Company in Section 6 of the Distribution Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or material adverse effect on the Condition of the Company, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and

(ii) The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Distribution Agreement at or prior to the date hereof.

Date:	By:
Name:
Title:

EXHIBIT B

OFFICER’S CERTIFICATE

I, [name of executive officer], the [title of executive officer] of Intercap Equity Inc. (the “Selling Shareholder”), do hereby certify in such capacity and on behalf of the Selling Shareholder, and not in my personal capacity, pursuant to Section 8(n) of the Equity Distribution Agreement dated as of January 4, 2022 (the “Distribution Agreement”) between the Selling Shareholder, Docebo Inc., Canaccord Genuity LLC and ATB Capital Markets USA Inc., to the best of my knowledge that:

(i) The representations and warranties of the Selling Shareholder in Section 7 of the Distribution Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or material adverse effect on the Selling Shareholder’s ability to perform its obligations thereunder, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and

(ii) The Selling Shareholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Distribution Agreement at or prior to the date hereof.

Date:	By:
Name:
Title: